Exhibit 10.8

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”), is entered into as of January 19, 2008, by and between Guidance Software, Inc. (the “Company”) and Victor Limongelli (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement (the “Employment Agreement”), dated as of December 6, 2007, which sets forth the terms and conditions of Executive’s employment by the Company;

WHEREAS, Section 14 of the Employment Agreement provides that the Company and Executive may amend the Employment Agreement by written instrument; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Employment Agreement as follows, effective as of January 19,2008:

1. Section 2(g) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(g) Equity Awards. The Company and Executive hereby acknowledge and agree that on the Effective Date, the Company granted Executive (i) an option to purchase 500,000 shares of common stock of the Company (the “Original Option”), and (ii) 100,000 restricted shares of common stock of the Company (the “Restricted Stock”). The Company and Executive further acknowledge and agree that effective as of January 19, 2008, the Company and Executive cancelled that portion of the Original Option covering 300,000 shares and cancelled the Restricted Stock. In connection with such cancellation, the Company hereby agrees that, subject to the approval of such grants by the Board or the Compensation Committee, on or as soon as practicable after January 1, 2008, Executive shall be granted an option to purchase up to 300,000 shares of Company common stock and shall be granted 100,000 restricted shares of Company common stock. The per share exercise price of such option shall be equal to the greater of (x) $12.80 (the closing trading price of a share of the common stock of the Company on December 6, 2007), and (y) the closing trading price of a share of common stock of the Company on the date on which such option is granted. The terms and conditions of such grants of option and restricted shares shall be set forth in a stock option agreement and restricted stock agreement, respectively, in a form prescribed by the Company which shall evidence each grant. Executive shall be eligible to receive additional equity awards in the future as the

Board or the Compensation Committee deems appropriate in its sole and absolute discretion.”

2. This First Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

3. Except as amended and set forth herein, the Employment Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment has been executed and delivered by the parties hereto.

GUIDANCE SOFTWARE, INC.		EXECUTIVE

By:	/s/ Dale Fuller	/s/ Victor T. Limongelli
(Signature)

Its:	Dale Fuller	Victor T. Limongelli
	1.23.2008	(Print Name)

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